Exhibit 10.29.1

GRANT DISBURSEMENT AGREEMENT AMENDMENT by and between the New York State Urban Development Corporation d/b/a Empire State Development ("ESD" or the "Grantor") and Athenex, Inc. (the "Grantee").

ESD and the Grantee have entered into a Grant Disbursement Agreement with respect to the Project described below and desire to amend such agreement on the following terms:

PROJECT NAME:	Athenex Capital

PROJECT NUMBER:	AB127

ORIGINAL GRANT AMOUNT:	$200,000,000

ADDITIONAL GRANT AMOUNT:	N/A

ESD APPROVAL DATE:	April 17, 2017

PACB APPROVAL DATE:	May 17, 2017

Additional terms and conditions, if any, are set forth in Attachment A.

All other terms and conditions of the Grant Disbursement Agreement, except as modified herein, shall remain in full force and effect.

This agreement is entered into as of the latest date written below:

NEW YORK STATE URBAN DEVELOPMENT CORPORATION d/b/a MP STATE DEVELOPMENT
/s/ Edwin Lee	July 23, 2019
Name: Edwin Lee, Senior Vice President, Loans and Grants	(date)

Athenex, Inc.
/s/ Teresa Bair	July 24, 2019
Name and title: Teresa Bair, Senior Vice President, Administration and Legal Affiars	(date)

Attachment A

Additional Conditions: none

Revised Disbursement Terms (Exhibit E; revised as of July 23, 2019)

EXHIBIT E: DISBURSEMENT TERMS
(Revised as of July 23, 2019)

Disbursement

Upon compliance with the terms of this Agreement, and receipt of the fees as set forth below, ESD shall disburse the Grant to the Grantee as follows:

Fees due:Reimbursement for out-of-pocket expenses $494.84 [PAID]

Up to $200,000,000 plus any additional funds available from the $25 million headquarters project (ESD Project No. AA725), will be deposited incrementally, as set forth below, into an ESD held account (the "Imprest Account"). Funds in the Imprest Account, from the time of deposit and until disbursed from such account in accordance with terms to be approved by the ESD Directors, will be invested in accordance with ESD's Investment Guidelines. Funds from the Imprest Account will be used for facility design and construction costs and machinery and equipment ("Project Costs"). Interest earned on the funds deposited in the lmprest Account shall be returned to ESD on a quarterly basis.

I.Initial Advance

An Initial Advance of $50,000,000 will be deposited as an advance in the lmprest Account upon ESD's receipt of an invoice and other documentation as ESD requires. The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the Imprest Account to pay for design/construction invoices due and payable as Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Grantee may seek additional authorizations to release funds from the Imprest Account as needed to pay for Machinery and Equipment costs as Project Costs, assuming all project approvals have been completed and funds are available. Each subsequent disbursement request from the Imprest Account will include the current month's invoices and proof of payment for invoices submitted for the previous month. Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

II.Second Advance

A Second Advance of $50,000,000 will be deposited as an additional advance in the Imprest Account upon full documentation of eligible expenditures of at least 75% of the Initial Disbursement ($37,500,000). The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the lmprest Account to pay for design/construction invoices due and payable as Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Grantee may seek additional authorizations to release funds from the Imprest Account as needed to pay for Machinery and Equipment costs as Project Costs, assuming all project approvals have been completed and funds are available. Each subsequent payment requisition will include the current month's invoices and proof of payment for invoices submitted for the previous month.

EXHIBIT E: DISBURSEMENT TERMS, (Revised as of July 23, 2019)

continued

Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

III.Third Advance

A Third Advance of $50,000,000 will be deposited as an additional advance in the Imprest Account upon full documentation of eligible expenditures of at least $82,600,000 cumulative. The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the Imprest Account to pay for design/construction invoices due and payable as Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Grantee may seek additional authorizations to release funds from the Imprest Account as needed to pay for Machinery and Equipment costs as Project Costs, assuming all project approvals have been completed and funds are available. Each subsequent payment requisition will include the current month's invoices and proof of payment for invoices submitted for the previous month. Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

IV.Final Advance

A Final Advance of $50,000,000 plus any additional funds available from the $25 million headquarters project will be deposited as an additional advance in the Imprest Account upon full documentation of eligible expenditures of $130,000,000 cumulative. The Grantee may, no more frequently than monthly unless otherwise approved by ESD, seek authorization to release funds from the lmprest Account to pay for invoices due and payable for Project Costs in compliance with ESD Design and Construction Requirements, assuming all project approvals have been completed and funds are available. Each subsequent payment requisition will include the current month's invoices and proof of payment for invoices submitted for the previous month. Expenditures must be incurred on or after September 23, 2014 to be considered eligible project costs and ESD funds may only be used to pay and/or reimburse eligible project costs incurred on or after April 17, 2017.

Payments will be made upon presentation to ESD of an invoice and such other documentation, as ESD may require.

The Grantee will report annually on Operational Costs and, within ten years of Manufacturing Facility Completion provide a detailed report describing the impact and effectiveness of the project containing such information and in a format as reasonably required by ESD. The Grantee will document $1.52 Billion in operational and facility costs in accordance with the Alliance Agreement.

EXHIBIT E: DISBURSEMENT TERMS, (Revised as of July 23, 2019)

continued

Expenditure investment goals as required in Exhibit C must be incurred on or after September 23, 2014 to be considered eligible project costs.

Within 12 months of the Final Advance, ESD will require full documentation of eligible expenditures including invoices and proof of payment of 100% of the Initial Disbursement, Second Disbursement, Third Disbursement and Final Disbursement ($200,000,000 cumulative).

ESD reserves the right to require additional documentation to support payment requisitions and/or draw down requests.

Grantee must submit all documentation for the final disbursement of the Grant by no later than April 1, 2022 or such other date as agreed to by the parties in writing.

Wire Transfer Information:

If ESD assistance is $10,000 or greater, please provide a Letter from a financial officer of the

Grantee certifying to the accuracy of the following information:

Bank Name:	#####
ABA#:	#####
Account Name:	#####
Account #:	#####

EXHIBIT F: CAPITAL GRANT PAYMENT REQUISITION FORM

Athenex Capital, Project #AB127 Disbursement Request Amount: $50,000,000

ESD funds may be applied by Grantee in payment or reimbursement of the following costs:

Minimum Expense Incurred (per Exhibit E)		See Exh.bit E .	•	4	1
Employment Goals (per Exhibit E)	Eligible Expenses	A Actual Costs Incurred (this request)	B. ESD Share (this request)	C. Cumulative Amount Previously Received from ESD	0. Grant Amount (Cumulative if mult - year grant)	E. (D C-B) Grant Balance Remaining
N/A	Design/Build, Machinery & Equipment	N/A	N/A	50,000,000	$50,000,000	-
N/A	Design/Build, Machinery & Equipment	N/A	N/A	50,000,000	50,000,000	-
N/A	Design/Build, Machinery & Equipment	$82,612,904	50,000,000		50,000,000
N/A	Design/Build, Machinery & Equipment	N/A	-		50,000,000	50,000,000
	TOTAL	$82,612,904	$50,000,000	$100,000,000	$200,000,000	$50,000,000

CERTIFICATION

I hereby warrant and represent to Empire State Development ("ESD") that:

1)

To the best of my knowledge, information and belief, the expenditures for which Athenex, Inc. is seeking payment and/or reimbursement comply with the requirements of the Agreement between ESD and Athenex, Inc., are eligible expenses, and that the payment and/or reimbursement of expenditures for which it is seeking payment and/or reimbursement from ESD does not duplicate reimbursement or disbursement of costs and/or expenses from any other source. These findings will be subject to audit by ESD's Internal Audit Department.

2)	I have the authority to submit this invoice on behalf of Athenex, Inc. The project, or portion thereof for which this invoice relates, has been completed in the manner outlined in the Agreement.
3)	I hereby attach the following documents for ESD approval, in support of this requisition (note N/A if not applicable for this request):

XExhibit B:         Design & Construction Requirements

N/A Exhibit G-2: Staffing Plan

N/A Exhibit G-3: Workforce Employment Utilization Report

tjLk Exhibit G-4: M/WBE Utilization Plan

N/A Exhibit G-5: Waiver Request Form

N/A Exhibit G-6: M/WBE Contractor Compliance and Payment Report

N/A Exhibit H:

Report of Employment & NYS-45 form including cover page and NYS-45-ATT attachment (with social security numbers blocked out and location indicated as necessary) or equivalent documentation of employees, location, status, and payroll information.

X	A copy of all current policies of insurance (or certificates thereof) in full compliance with the terms and conditions of Section 12 of the Agreement

EXHIBIT F: CAPITAL GRANT PAYMENT REQUISITION FORM, continued

4)	There have been no materially adverse changes in the financial condition of the Grantee, except as disclosed in writing to ESD, from the date of submission of the Application to the date hereof.
5)	The Grantee has acted responsibly from the date of submission of the Application to the date hereof in full compliance with the terms and conditions of Section 7 of the Agreement.
6)	Representations, Warranties and Covenants made in Section 8 of the Agreement are still true, complete and accurate,-- unless waived in Exhibit I of the Agreement.

Signature:	/s/ Teresa Bair	Name:	Teresa Bair

Title:	Senior Vice President, Administration & Legal Affairs	Date:	July 24, 2019

At any point in the course of your project, ESD would appreciate feedback regarding this ESD program. Please comment on the application, project approval, and/or payment reimbursement process or any other interactions with ESD related to the project. You may submit your feedback under separate cover to Edwin Lee, VP — Loans and Grants, 633 Third Avenue, NY, NY 10017. Please include your Project Nu mber and Project Name which are listed at the top of this exhibit on your submission.

Thank you.